Exhibit 99.1

Contact:	FOR RELEASE:
Richard E. Moran Jr.	May 28, 2009
Executive Vice President and Chief Financial Officer
(310) 481-8483 or
Tyler H. Rose
Senior Vice President and Treasurer
(310) 481-8484

KILROY REALTY CORPORATION ANNOUNCES COMMENCEMENT OF

PUBLIC OFFERING OF COMMON STOCK

LOS ANGELES, May 28, 2009 – Kilroy Realty Corporation (NYSE: KRC) today announced that it has commenced a public offering of 6,000,000 shares of common stock. In addition, the company expects to grant to the underwriters for the public offering a 30-day option to purchase up to 900,000 additional shares of common stock to cover overallotments, if any. Merrill Lynch & Co. and J.P.Morgan will serve as the joint book-running managers.

The company plans to contribute the net proceeds from the offering to Kilroy Realty, L.P., the company’s operating partnership. The operating partnership will subsequently use the net proceeds to repay a portion of the borrowings under its unsecured revolving credit facility. The company intends to reborrow amounts under the unsecured revolving credit facility from time to time for general corporate purposes, including potentially for the repayment of long-term debt.

This offering is being made pursuant to an effective shelf registration statement and prospectus filed by Kilroy Realty Corporation with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

When available, copies of the prospectus supplement and related prospectus for this offering may be obtained by contacting Merrill Lynch & Co., 4 World Financial Center, New York, NY 10080, Attention: Prospectus Department, telephone: (212) 449-1000, or J.P.Morgan, 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245, Attention: Prospectus Library, telephone: (718) 242-8002.

Some of the information presented in this release is forward looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to the offering and the anticipated use of the net proceeds. Although Kilroy Realty Corporation believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from Kilroy Realty’s expectations are set forth as risk factors in the company’s Securities and Exchange Commission reports and filings. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; Kilroy Realty’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs, including utility costs; future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; its ability to complete current and future development projects on schedule and on budget; the demand for office space in markets in which Kilroy Realty has a presence; and risks detailed from time to time in the company’s Securities and Exchange Commission reports, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond Kilroy Realty’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, Kilroy Realty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a Southern California-based real estate investment trust active in the office and industrial property sectors. For over 60 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of Los Angeles, Orange and San Diego counties. At March 31, 2009, the company owned 8.6 million rentable square feet of commercial office space and 3.7 million rentable square feet of industrial space.

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